UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2013

CHINANET ONLINE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-51600828
(Registrant’s telephone number, including area code)
N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 30, 2013, ChinaNet Online Holdings, Inc. (the "Company") received a letter from The NASDAQ Stock Market LLC ("NASDAQ") stating that for 30 consecutive business days immediately preceding the date of the letter the Company's common stock did not maintain a minimum closing bid price of $1.00 per share ("Minimum Bid Price Requirement") as required by NASDAQ Listing Rule 5450(a)(1). The Company was provided 180 calendar days to regain compliance.

In a letter dated October 28, 2013, NASDAQ notified the Company that it is eligible for an additional 180-day period, or until April 28, 2014, to regain compliance with the Minimum Bid Price Requirement. In connection with the grant of the additional 180-day period, the listing of the Company’s common stock was transferred, at the Company’s request, to the NASDAQ Capital Market under the existing ticker symbol (CNET) at the opening of business on October 29, 2013. If compliance cannot be demonstrated by April 28, 2014, NASDAQ will provide written notification to the Company and its securities will be delisted. There can be no assurances that the Company will be able to regain compliance with the Minimum Bid Price Requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2013	CHINANET ONLINE HOLDINGS, INC.

By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer